Exhibit 99.1

Contact: Brian Turner Chief Financial Officer 425-943-8000
Media Contact: Marci Maule Director Public Relations 425-943-8277

COINSTAR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006 RESULTS

BELLEVUE, Wash.—February 8, 2007—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three-month and full year periods ended December 31, 2006.

Highlights for the full year 2006 were as follows:

•	Revenue - $534.4 million

•	EBITDA - $104.4 million (see Appendix A)

•	Free cash flow - $53.2 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share - $0.98 (see reconciliation below)

•	Net income - $18.6 million

Included in GAAP net income for the year were certain non-cash charges including $6.2 million in amortization of intangible assets, $6.3 million in non-cash stock based compensation and $2.1 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees. Excluding these items, net of taxes, Coinstar reported adjusted net income of $27.5 million. A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Year ended 12/31/06
GAAP fully taxed, fully diluted earnings per share	$0.66

Amortization of intangibles, net of tax	0.14
Stock based compensation, net of tax	0.14
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.04

Adjusted fully taxed, fully diluted earnings per share	$0.98

Highlights for the three months ended December 31, 2006, were as follows:

•	Revenue - $138.0 million

•	EBITDA - $25.4 million (see Appendix A)

•	Free cash flow - $6.0 million (see Appendix A)

•	Adjusted earnings per fully taxed, fully diluted share - $0.28 (see reconciliation below)

•	Net income - $5.0 million

Included in GAAP net income for the fourth quarter of 2006 were certain non-cash charges including $1.7 million in amortization of intangible assets, $1.9 million in non-cash stock based compensation, and $0.3 million related to the Company’s portion of non-cash losses associated with investments in DVD kiosk companies and amortization of financing fees. Excluding these items, net of taxes, Coinstar reported adjusted net income of $8.0 million. A reconciliation of GAAP earnings per share to adjusted earnings per share is as follows:

Three Months ended 12/31/06
GAAP fully taxed, fully diluted earnings per share	$0.18

Amortization of intangibles, net of tax	0.04
Stock based compensation expense, net of tax	0.05
Non-cash losses in investments in DVD kiosk companies and amortization of financing fees, net of tax	0.01

Adjusted fully taxed, fully diluted earnings per share	$0.28

At December 31, 2006, Coinstar had approximately $64.4 million in cumulative net operating loss carryforwards. Although Coinstar recorded $1.7 million in tax expense for the fourth quarter, as a result of these net operating loss carryforwards, cash paid for taxes during the three-month period totaled only $578,000.

“Our results demonstrate our ability to balance execution, investment and growth. In fact, we achieved solid gains while successfully integrating our operations. We anticipate similar results in 2007 as we realize the ongoing efficiency that comes with national scale and a turnkey, 4th Wall management solution,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “Coinstar is ideally positioned to maintain its industry leadership. Our infrastructure and technology advantage is unique and sustainable, and we have the financial flexibility to invest in our business as we see new opportunities to create shareholder value. By continuing our focus on operational excellence, financial performance and seizing market opportunities, we are confident Coinstar will continue to drive value for our shareholders.”

Other Information

	Year ended 12/31/06	Year ended 12/31/05
Cash paid for capital expenditures (in thousands)	$44,365	$43,905

Installed Base
Coin	13,500	12,800
- Coin to card, e-payment or e-certificate enabled	8,200	5,800
Crane	30,000	30,000
Bulk heads and other	271,000	271,000
POSA terminals	14,000	19,000

Share Repurchase

For the full year, Coinstar repurchased 333,925 shares of common stock at an average price of $24.02 per share. The aggregate expenditure for the year totaled $8.0 million. For the three months ended December 31, 2006, Coinstar was not active repurchasing shares. This was primarily due to the three month period coinciding with Coinstar’s seasonal peak period for cash use in our Coin business. In 2007, Coinstar expects to remain active in the repurchase of its shares subject to market and other conditions.

First Quarter Expectations

Management estimates that revenue for the first quarter ending March 31, 2007, will range from $125 million to $135 million. In addition, management estimates that for the first quarter GAAP earnings per fully taxed, fully diluted share will range from $0.06 to $0.13 with adjusted earnings per fully taxed, fully diluted share ranging from $0.14 to $0.21.

Conference Call

A conference call to discuss the fourth quarter and full year 2006 results will be broadcast live over the Internet today, Thursday, February 8, 2007, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us – Investor Relations section of Coinstar’s Web site at www.coinstar.com.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 60,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.

# # #

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the effect of and financing of recent acquisitions, the ability to successfully integrate acquired businesses, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retailers for the installation of Coinstar machines and the retention of the current agreements with our existing retailers on terms that are not materially adverse to Coinstar, Inc., and legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part II of our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

(in thousands unless otherwise noted)

Non GAAP measures

Non GAAP measures are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.

EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and other. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness and for purposes of calculating certain debt covenants. In addition, management uses such non GAAP measures internally to evaluate the Company’s performance and manage its operations. See below for reconciliation of most comparable GAAP measurements to EBITDA.

	Three months ended 12/31/06	Year ended 12/31/06
Net income	$5,040	$18,627
Depreciation, amortization and other	14,994	59,056
Interest expense, net	3,709	14,366
Early retirement of debt	—	238
Income taxes	1,689	12,073

EBITDA	$25,432	$104,360

Free cash flow: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our discretionary and non-discretionary expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure, as follows:

	Three months ended 12/31/06	Year ended 12/31/06
Net cash provided by operating activities	$45,435	$114,338
Changes in operating assets and liabilities, net of acquisitions	(20,022)	(16,767)
Cash paid for capital expenditures	(19,461)	(44,365)

FREE CASH FLOW	$5,952	$53,206

Adjusted earnings per share: we believe adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

Coinstar, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
REVENUE	$138,047	$125,607	$534,442	$459,739
EXPENSES:
Direct operating	91,923	83,871	355,378	309,162
Marketing	5,481	5,031	14,420	10,748
Research and development	1,155	1,446	5,246	5,716
General and administrative	13,902	9,800	55,133	36,625
Depreciation and other	13,272	11,887	52,836	45,347
Amortization of intangible assets	1,722	1,281	6,220	4,556

Income from operations	10,592	12,291	45,209	47,585

OTHER INCOME (EXPENSE):
Interest income and other, net	165	499	1,543	1,549
Interest expense	(3,910)	(3,613)	(15,748)	(12,916)
Income (loss) from equity investments	(118)	(161)	(66)	281
Early retirement of debt	—	—	(238)	—

Income before income taxes	6,729	9,016	30,700	36,499
Income taxes	(1,689)	(3,497)	(12,073)	(14,227)

NET INCOME	$5,040	$5,519	$18,627	$22,272

NET INCOME PER SHARE:
Basic	$0.18	$0.20	$0.67	$0.86
Diluted	$0.18	$0.20	$0.66	$0.86

WEIGHTED SHARES OUTSTANDING:
Basic	27,668	26,950	27,686	25,767
Diluted	28,180	27,219	28,028	26,033

Coinstar, Inc.

Non GAAP Consolidated Statements of Operations

Excluding Stock Based Compensation Expense*

(in thousands, except per share data)

(unaudited)

Income from operations before stock based compensation expense is a financial measure we use to evaluate the underlying results and operating performance of our business. The difference between income from operations (the most comparable GAAP measure) and income from operations before stock based compensation expense (the non GAAP measure) reflects the impact of adopting SFAS 123(R) on the current period results. We believe income from operations before stock based compensation expense is a useful measure that allows investors to draw comparisons between operating results reported prior to adoption of SFAS 123(R) and the current period which may mask underlying trends and make it difficult to give investors perspective on underlying business results.

	Three months ended Dec. 31, 2006				Three months ended Dec. 31, 2005
	GAAP Results	Stock Based Compensation Expense*		Pro Forma Results
REVENUE	$138,047	$		$138,047	$125,607
EXPENSES:
Direct operating	91,923		(359)	91,564	83,871
Marketing	5,481		(31)	5,450	5,031
Research and development	1,155		(99)	1,056	1,446
General and administrative	13,902		(1,265)	12,637	9,800
Depreciation and other	13,272			13,272	11,887
Amortization of intangible assets	1,722			1,722	1,281

Income from operations	10,592		1,754	12,346	12,291

OTHER INCOME (EXPENSE):
Interest income and other, net	165			165	499
Interest expense	(3,910)			(3,910)	(3,613)
Income (loss) from equity investments	(118)			(118)	(161)
Early retirement of debt	—			—	—

Income before income taxes	6,729		1,754	8,483	9,016
Income taxes	(1,689)		(389)	(2,078)	(3,497)

NET INCOME	$5,040		$1,365	$6,405	$5,519

NET INCOME PER SHARE:
Basic	$0.18			$0.23	$0.20
Diluted	$0.18			$0.23	$0.20

*	Stock-based compensation expense represents the incremental expense recorded as a result of adopting SFAS 123(R), Share-Based Payment.

Coinstar, Inc.

Non GAAP Consolidated Statements of Operations

Excluding Stock Based Compensation Expense*

(in thousands, except per share data)

(unaudited)

	Year ended Dec. 31, 2006				Year ended Dec. 31, 2005
	GAAP Results	Stock Based Compensation Expense*		Pro Forma Results
REVENUE	$534,442	$		$534,442	$459,739
EXPENSES:
Direct operating	355,378		(1,126)	354,252	309,162
Marketing	14,420		(135)	14,285	10,748
Research and development	5,246		(343)	4,903	5,716
General and administrative	55,133		(4,025)	51,108	36,625
Depreciation and other	52,836			52,836	45,347
Amortization of intangible assets	6,220			6,220	4,556

Income from operations	45,209		5,629	50,838	47,585

OTHER INCOME (EXPENSE):
Interest income and other, net	1,543			1,543	1,549
Interest expense	(15,748)			(15,748)	(12,916)
Income (loss) from equity investments	(66)			(66)	281
Early retirement of debt	(238)			(238)	—

Income before income taxes	30,700		5,629	36,329	36,499
Income taxes	(12,073)		(1,352)	(13,425)	(14,227)

NET INCOME	$18,627		$4,277	$22,904	$22,272

NET INCOME PER SHARE:
Basic	$0.67			$0.83	$0.86
Diluted	$0.66			$0.82	$0.86

*	Stock-based compensation expense represents the incremental expense recorded as a result of adopting SFAS 123(R), Share-Based Payment.

Coinstar, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	Dec. 31, 2006	Dec. 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$24,726	$45,365
Cash in machine or in transit	63,740	60,070
Cash being processed	89,698	69,832
Trade accounts receivable, net of allowance for doubtful accounts of $869 and $469 in 2006 and 2005, respectively	21,339	9,046
Inventory	39,334	31,234
Deferred income taxes	16,441	17,330
Prepaid expenses and other current assets	13,371	11,020

Total current assets	268,649	243,897

PROPERTY AND EQUIPMENT, NET	160,962	148,811
DEFERRED INCOME TAXES	1,311	5,385
OTHER ASSETS	3,807	5,392
EQUITY INVESTMENTS	31,259	19,966
INTANGIBLE ASSETS, NET	43,121	40,139
GOODWILL	208,917	179,811

TOTAL ASSETS	$718,026	$643,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$57,536	$34,760
Accrued liabilities payable to retailers	95,737	77,175
Other accrued liabilities	35,693	26,941
Current portion of long-term debt and capital lease obligations	7,883	3,850

Total current liabilities	196,849	142,726
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	192,372	206,628
DEFERRED TAX LIABILITY	7,431	—

Total liabilities	396,652	349,354

STOCKHOLDERS’ EQUITY:
Common stock	343,229	328,951
Retained earnings (accumulated deficit)	5,478	(13,158)
Treasury stock	(30,806)	(22,783)
Accumulated other comprehensive income	3,473	1,037

Total stockholders’ equity	321,374	294,047

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$718,026	$643,401

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2006	2005
OPERATING ACTIVITIES:
Net income	$18,627	$22,272
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and other	52,836	45,347
Amortization of intangible assets	6,220	4,556
Amortization of deferred financing fees	760	785
Loss on early retirement of debt	238	—
Non-cash stock-based compensation	6,258	340
Excess tax benefit from exercise of stock options	(335)	—
Deferred income taxes	11,733	14,315
Income from equity investments	66	(281)
Return on equity investments	929	974
Other	239	(31)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:	16,767	14,846

Net cash provided by operating activities	114,338	103,123
INVESTING ACTIVITIES:
Purchase of property and equipment	(44,365)	(43,905)
Acquisitions, net of cash acquired of $2,801 in 2006 and $4,574 in 2005, respectively	(31,252)	(20,832)
Equity Investments	(12,109)	(20,327)
Proceeds from sale of fixed assets	334	432

Net cash used by investing activities	(87,392)	(84,632)
FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(24,216)	(3,762)
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	5,357	5,548
Excess tax benefit from exercise of stock options	335	—
Repurchase of common stock	(8,022)	—

Net cash (used by) provided by financing activities	(26,546)	1,786
Effect of exchange rate changes on cash	2,497	(1,797)

NET INCREASE IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	2,897	18,480
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	175,267	156,787

End of period	$178,164	$175,267

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$14,862	$11,516
Cash paid during the period for income taxes	1,982	1,089
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of vehicles financed by capital lease obligations	$14,247	$2,280
Common stock issued in conjunction with acquisition, net of issue costs of $44 in 2005	—	39,969
Accrued acquisition costs	217	—